CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 28, 2019, relating to the financial statements and financial highlights of StrongVest ETF Trust comprising CWA Income ETF, for the year ended December 31, 2018, and to the references to our firm under the headings “Service Providers” and “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

April 26, 2019